Exhibit 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

Helen of Troy Announces Agreement to Acquire Hydro Flask®

Expected to Be Immediately Accretive to Sales, Gross Margin, Cash Flow, Adjusted EBITDA Margin, and Diluted Earnings per Share

Complements and Extends Helen of Troy’s Housewares Segment with a Strong Outdoor Brand in a Growth Category

Helen of Troy to Hold a Conference Call at 11:00 a.m. ET Today

EL PASO, Texas, February 29, 2016 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home, nutritional supplement and beauty products, announced that one of its subsidiaries has entered into a definitive purchase agreement to acquire Hydro Flask and all membership units of Steel Technology, LLC.  Hydro Flask is a leading designer, distributor and marketer of high performance insulated hydration vessels for active lifestyles.  Hydro Flask adds a fast growing brand that has built equity among outdoor and active lifestyle enthusiasts with a product lineup, innovation pipeline and margin profile that complements Helen of Troy’s Housewares segment and extends its reach into the Outdoor and Athletic Specialty, Natural Foods and e-commerce channels.

The Hydro Flask acquisition is an excellent fit with Helen of Troy’s strategic goal of investing its strong cash flow in businesses that can accelerate its profitable growth in categories where it can add value. The purchase price is expected to be approximately $210 million in cash, subject to certain customary closing adjustments, implying a pre-synergy multiple of less than 12 times projected calendar year 2016 adjusted EBITDA.  We expect calendar year 2016 net sales revenue of approximately $65 - $70 million. Hydro Flask is expected to be immediately accretive to Helen of Troy’s sales growth rate, gross margin, cash flow, adjusted EBITDA margin and diluted earnings per share.

“We are delighted to announce the acquisition of Hydro Flask, adding a well-respected and fast growing outdoor brand to our thriving Housewares business,” said Helen of Troy CEO Julien Mininberg.  “In less than five years, Hydro Flask has become a strong #2 in hydration bottles in the outdoor & fitness channels. The business has more than quadrupled in size since the beginning of calendar year 2014, grew over 50% in calendar year 2015, and has been the key driver behind the majority of the growth of the category itself.  Hydro Flask is led by a group of passionate end users who are highly skilled at developing the premium segment of their category and an authentic brand culture with high quality products that delight consumers. Outdoor enthusiasts love Hydro Flask’s stainless steel hydration products, as well as its genuine brand heritage rooted in the outdoor mecca of Bend, Oregon. Hydro Flask’s team will remain in Bend, where its employees live every day with the same love and respect for the outdoors they share with their rapidly growing consumer base.”

1 Helen of Troy Plaza

El Paso, TX 79912

Mr. Mininberg continued, “Our third acquisition in less than two years, this transaction marks Helen of Troy’s first new brand in its Housewares segment since acquiring OXO in 2004. OXO has since tripled its revenues solely through organic growth and has established a track record of delivering strong margins.  We are dedicated to providing innovative consumer products that make everyday living easier. From its founding 25 years ago, the OXO brand has been a hallmark of this mission, recognized globally for how a well-executed Universal Design philosophy creates products that benefit consumers in a growing array of categories ranging from kitchen gadgets to high chairs. Hydro Flask adds another innovative growth brand to this model. Managing Hydro Flask within Helen of Troy’s Housewares segment should allow us to leverage our proven expertise in innovation, product design and category development.  We also expect to leverage key Helen of Troy shared services where we can add value such as our larger infrastructure and international footprint, while preserving the qualities of Hydro Flask we admire. We are very pleased to welcome the Hydro Flask management team to the Helen of Troy family, along with the strong partnership they have built with key outdoor channel retailers and major e-tailers, and the foundation for future growth they have created.”

Conference Call and Webcast:

The Company will conduct a teleconference in conjunction with today’s announcement of the acquisition. The teleconference begins at 11:00 a.m. Eastern Time today, Monday, February 29, 2016. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: www.hotus.com. A telephone replay of this call will be available at 2:00 p.m. Eastern Time on February 29, 2016 until 11:59 p.m. Eastern Time on March 7, 2016 and can be accessed by dialing (877) 870-5176 and entering replay pin number 13631737.

A replay of the webcast will remain available on the website for 60 days.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”).  To supplement its presentation, the Company periodically discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA.

Adjusted EBITDA is considered a non-GAAP financial measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, non-cash asset impairment charges, non-cash share based compensation and intangible asset amortization expense.

About Helen of Troy Limited:

Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot® and OXO Steel®; Health & Home: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Beauty: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®. The Nutritional

1 Helen of Troy Plaza

El Paso, TX 79912

Supplements segment was formed with the acquisition of Healthy Directions, a U.S. market leader in premium doctor-branded vitamins, minerals and supplements, as well as other health products sold directly to consumers. The Honeywell® trademark is used under license from Honeywell International Inc. The Vicks®, Braun®, Febreze® and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company. The Revlon® trademark is used under license from Revlon Consumer Products Corporation. The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.

For more information about Helen of Troy, please visit www.hotus.com.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2015 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s relationship with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, expectations regarding acquisitions and the integration of acquired businesses, exchange rate risks, disruptions in U.S., European and other international credit markets, risks associated with weather conditions, the Company’s dependence on foreign sources of supply and foreign manufacturing, risks associated with the availability, purity and integrity of materials used in nutritional supplements, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, increased product liability and reputational risks associated with the formulation and distribution of nutritional supplements, risks associated with adverse publicity and negative public perception regarding the use of nutritional supplements, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s debt leverage and the constraints it may impose, the costs, complexity and

1 Helen of Troy Plaza

El Paso, TX 79912

challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the increased complexity of compliance with a number of new government regulations as a result of adding nutritional supplements to the Company’s portfolio of products, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

Contacts

Investor Contacts:

ICR, Inc.

Allison Malkin / Anne Rakunas

203-682-8200 / 310-954-1113